                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                               CONTACT: R. Gregory Lewis
---------------------                                        (615) 269-1900

                  J. ALEXANDER'S CORPORATION REPORTS 52% GROWTH
                     IN NET INCOME FOR THIRD QUARTER OF 2005

                   SAME STORE SALES RISE 3.8% IN RECENT PERIOD


         NASHVILLE, TN., Oct. 26, 2005 - J. Alexander's Corporation (AMEX: JAX) today reported operating results for the third quarter and first nine months of 2005, with net income for the recent three-month period up 52% on a net sales increase of 4.3%.

         For the quarter ending October 2, 2005, the Company's net income increased to $402,000, or $.06 per diluted share, up from net income of $265,000, or $.04 per diluted share, recorded in the third period of the previous year. Income before income taxes for the third quarter of 2005 reached $528,000, up from income before income taxes of $387,000 achieved in the comparable period of 2004. Net sales for the quarter just ended climbed to $30,044,000, up from net sales of $28,794,000 posted in the corresponding period a year ago.

         Commenting on the third quarter 2005 results, J. Alexander's Corporation chairman, president and chief executive Lonnie J. Stout II said, "We are pleased to report another period of solid increases in same store sales, net income and earnings per share. We are particularly pleased that the menu pricing changes we implemented last spring were successful in significantly lowering our cost of sales as a percent of net sales and that we were able to maintain same store sales growth while doing so."

J. Alexander's Corporation - Third Quarter 2005 - Page 2


         Stout noted that the Company's cost of sales was down over 1% from 33.8% of net sales in the third quarter of 2004 to 32.7% in the period just ended. This decrease was the leading factor in increasing restaurant margins (net sales minus total restaurant operating expenses) from 9.8% of net sales in the third quarter of 2004 to 10.6% in the most recent period. The Company also noted that the third quarter 2005 results reflect the elimination of executive bonus accruals based on results to date compared to incentive plan objectives.

         For the quarter just ended, the Company's weekly same store and overall sales average reached $85,700, up 3.8% from $82,600 in the corresponding period of 2004. These results are based on 27 restaurants, all of which were open for more than 18 months, and exclude the effect of days certain restaurants were closed in the third quarters of 2005 and 2004. Same store sales computed without adjustment for days the Company's restaurants were closed in these periods increased by 4.3%.

         Same store sales results reported for the third quarter of 2005 included a check average increase of approximately 5% and a guest count decrease, as adjusted for the estimated effect of hurricanes in the third quarters of both 2005 and 2004, of approximately 2.0%.

             "While results for the third quarter of 2005 were influenced somewhat by Hurricanes Katrina and Rita, the impact was less than experienced from hurricanes and severe weather in the third quarter of 2004," Stout noted.

         Four of the Company's restaurants were closed for a combined total of 11 operating days due to storm conditions and power outages in the third quarter of 2005, but none sustained any significant property damage. The Company estimates that net

J. Alexander's Corporation - Third Quarter 2005 - Page 3


sales during the recent quarter were reduced by approximately $100,000 as the result of the net effect of sales lost in its four restaurants and sales gains in its Baton Rouge restaurant, which benefited from evacuations to that city. During the same quarter of 2004, J. Alexander's closed restaurants for a total of 24 days primarily due to hurricanes. The Company estimated that net sales in that period were reduced by approximately $300,000 as a result of those closings.

         For the first three quarters of 2005, J. Alexander's Corporation posted net income of $2,335,000, or $.34 per diluted share, up 30.5% from net income of $1,789,000, or $.26 per diluted share, reported in the comparable three periods of 2004. Income before income taxes rose to $3,074,000 for the first nine months of 2005, an increase from $2,631,000 posted in the same nine-month period of the previous year. Net sales for the first three quarters of 2005 reached $93,151,000, an increase from $89,430,000 recorded in the corresponding period of 2004.

         J. Alexander's Corporation had a weekly same store sales average of $89,300 for the first three quarters of 2005. This represents an increase of 3.7% over a weekly same store sales average of $86,100 in the comparable nine months of the prior year. These same store sales results are based on 27 restaurants open for more than 18 months. During the first three quarters of 2005, the Company's average weekly sales per restaurant rose 4% to $88,400 from average weekly sales per restaurant of $85,000 recorded in the same three periods a year earlier.

         Stout said the Company's fourth quarter of 2005 will include 13 weeks of operations. This compares to last year's fourth period with 14 weeks of operations.

J. Alexander's Corporation - Third Quarter 2005 - Page 4


         "We are cautious in our outlook for the fourth quarter of 2005 and the first half of 2006 as we expect continued increases in our operating costs due to higher commodity costs and inflationary pressures," Stout said. "The increases in costs are attributed in part to higher gasoline prices that are being passed on to us by our suppliers, high utility costs and other factors.

         "While we cannot be certain, we believe that the disposable income levels of many of our guests make them somewhat resilient to the effects of higher fuel costs and that our same store sales will continue to grow. However, we are guarded in our expectations as our guest counts remain down. We are observing a significant increase in upscale restaurant development in most of our markets, which may cause temporary sales declines in some locations as guests try new restaurants. Further, our three restaurants in South Florida are currently without power as a result of massive power outages caused by Hurricane Wilma and the days those restaurants are closed will negatively impact our fourth quarter results."

         Stout said that the Company's new restaurant on West End Avenue in Nashville opened on October 24. Pre-opening expense of $115,000 for that restaurant was included in the third quarter's results and the remainder will be included in the results for the final quarter of the year.

         J. Alexander's Corporation presently owns 28 J. Alexander's contemporary, upscale, American casual dining restaurants which place a special emphasis on food quality and professional service. The Company's restaurants are located in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. The Company is based in Nashville, Tennessee.

J. Alexander's Corporation - Third Quarter 2005 - Page 5


         This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors. These risks, uncertainties and factors include the Company's ability to increase sales in certain of its restaurants; changes in business or economic conditions, including rising food costs and product shortages; the effect of hurricanes and other weather disturbances which are beyond the control of the Company; the number and timing of new restaurant openings and the Company's ability to operate them profitably; competition within the casual dining industry, which is very intense; competition by the Company's new restaurants with its existing restaurants in the same vicinity; changes in consumer spending, consumer tastes, and consumer attitudes toward nutrition and health; expenses incurred if the Company is the subject of claims or litigation or increased governmental regulation; changes in accounting standards, which may affect the Company's reported results of operations; and expenses the Company may incur in order to comply with changing corporate governance and public disclosure requirements of the Securities and Exchange Commission and the American Stock Exchange. These as well as other factors are discussed in detail in the Company's filings made with the Securities and Exchange Commission and other communications.

J. Alexander's Corporation - Third Quarter 2005 - Page 6


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       Quarters Ended             Nine Months Ended
                                                   ----------------------       ---------------------
                                                    OCT. 2       Sept. 26       OCT. 2       Sept. 26
                                                     2005          2004          2005          2004
                                                   --------      --------      --------      --------
Net sales ....................................     $ 30,044      $ 28,794      $ 93,151      $ 89,430

Costs and expenses:
   Cost of sales .............................        9,830         9,742        30,698        30,137
   Restaurant labor and related costs ........        9,803         9,374        29,584        28,360
   Depreciation and amortization of restaurant
     property and equipment ..................        1,194         1,170         3,580         3,485
   Other operating expenses ..................        6,036         5,693        18,123        16,999
                                                   --------      --------      --------      --------
     Total restaurant operating expenses .....       26,863        25,979        81,985        78,981

General and administrative expenses ..........        2,129         1,922         6,745         6,288
Pre-opening expense ..........................          115            --           115            --
                                                   --------      --------      --------      --------
Operating income .............................          937           893         4,306         4,161

Other income (expense):
   Interest expense, net .....................         (421)         (518)       (1,330)       (1,574)
   Other, net ................................           12            12            98            44
                                                   --------      --------      --------      --------
     Total other expense .....................         (409)         (506)       (1,232)       (1,530)
                                                   --------      --------      --------      --------
Income before income taxes ...................          528           387         3,074         2,631
Income tax provision .........................         (126)         (122)         (739)         (842)
                                                   --------      --------      --------      --------
Net income ...................................     $    402      $    265      $  2,335      $  1,789
                                                   ========      ========      --------      ========

Earnings per share:
   Basic earnings per share ..................     $    .06      $    .04      $    .36      $    .28
                                                   ========      ========      ========      ========

   Diluted earnings per share ................     $    .06      $    .04      $    .34      $    .26
                                                   ========      ========      ========      ========

Weighted average number of shares:
   Basic earnings per share ..................        6,501         6,450         6,477         6,443
   Diluted earnings per share ................        6,845         6,776         6,807         6,784

J. Alexander's Corporation - Third Quarter 2005 - Page 7


J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES

                                                                   Quarters Ended               Nine Months Ended
                                                               -----------------------        --------------------
                                                               OCT. 2         Sept. 26        OCT. 2     Sept. 26
                                                                2005            2004           2005        2004
                                                                ----            ----           ----        ----
Net sales..............................................         100.0%         100.0%         100.0%      100.0%

Costs and expenses:
   Cost of sales.....................................            32.7           33.8           33.0        33.7
   Restaurant labor and related costs................            32.6           32.6           31.8        31.7
   Depreciation and amortization of restaurant
     property and equipment..........................             4.0            4.1            3.8         3.9
   Other operating expenses..........................            20.1           19.8           19.5        19.0
                                                                -----          -----          -----       -----
     Total restaurant operating expenses.............            89.4           90.2           88.0        88.3

General and administrative expenses..................             7.1            6.7            7.2         7.0
Pre-opening expense..................................             0.4              -            0.1           -
                                                                -----          -----          -----       -----
Operating income.....................................             3.1            3.1            4.6         4.7
Other income (expense):
   Interest expense, net............................             (1.4)          (1.8)          (1.4)       (1.8)
   Other, net........................................              --             --            0.1          --
                                                                -----          -----          -----       -----
     Total other expense.............................            (1.4)          (1.8)          (1.3)       (1.7)
                                                                -----          -----          -----       -----
Income before income taxes...........................             1.8            1.3            3.3         2.9
Income tax provision.................................            (0.4)          (0.4)          (0.8)       (0.9)
                                                                -----          -----          -----       -----
Net income...........................................             1.3%           0.9%           2.5%        2.0%
                                                                =====          =====          =====       =====
Note: Certain percentage totals do not sum due to rounding.

AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant..................         $85,700        $82,600        $88,400     $85,000
Percent increase.....................................           +3.8%                         +4.0%

Same store weekly sales per restaurant (1)...........         $85,700        $82,600        $89,300     $86,100
Percent increase.....................................           +3.8%                         +3.7


(1) Includes the twenty-seven restaurants open for more than eighteen months.

J. Alexander's Corporation - Third Quarter 2005 - Page 8



J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED DOLLARS IN THOUSANDS)

                                                  OCTOBER 2    January 2
                                                    2005         2005
                                                    ----         ----
                                 ASSETS

Current Assets
      Cash and cash equivalents .............      $ 6,044      $ 6,129
      Deferred income taxes .................        1,327        1,327
      Other current assets ..................        3,660        4,501
                                                   -------      -------
         Total current assets ...............       11,031       11,957

Other assets ................................        1,198        1,122
Property and equipment, net .................       73,995       72,425
Deferred income taxes .......................        3,236        3,236
Deferred charges, net .......................          751          814
                                                   -------      -------
                                                   $90,211      $89,554
                                                   =======      =======



         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .........................      $ 9,581      $11,392
Long-term debt and capital lease obligations        23,406       24,017
Other long-term liabilities .................        5,043        4,543
Stockholders' equity ........................       52,181       49,602
                                                   -------      -------
                                                   $90,211      $89,554
                                                   =======      =======











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